Exhibit 99.2

Vonage Bolsters Artificial Intelligence Capabilities of the OneVonage Platform via Purchase of Over.ai Assets
Acqui-hire Strengthens Vonage’s Expertise in Conversational AI

Holmdel, NJ (August 6, 2019) -- Vonage (NYSE: VG), a global business cloud communications leader, today announced that it will acquire certain assets from Over.ai, a Tel Aviv-based Voice and Conversational AI provider for enterprise communications. Vonage is acquiring Over.ai’s technical team and intellectual property from i.am+, an AI technology platform co-founded and co-owned by musician will.i.am.

With this talent acquisition, Vonage gains significant technology talent and expertise in conversational-related AI. Over.ai’s product and engineering team of 23 will join Vonage’s R&D technology hub in Tel Aviv, expanding Vonage’s Tel Aviv R&D team to more than 100 high-tech professionals.

Over.ai’s Voice and Conversational AI technology platform provides intelligent virtual assistant functionality via APIs, enabling businesses to enhance their IVR; handle complex interactions with real-time human-like interactions over phone lines; and lower operational costs while significantly improving service. The power of these AI-driven capabilities provides businesses with a balance between automation and human support to deliver the service that customers demand.

Vonage will incorporate the Over.ai VoAI® (or “Voice over AI”) technology, including its proprietary speech to text and Natural Language Understanding (NLU) algorithms, to accelerate the company’s capabilities for its flagship applications including the Vonage Business Cloud (VBC) unified communications solution and the NewVoiceMedia contact center solutions. The Over.ai technology will also help Vonage accelerate its API Platform’s depth and capabilities.

"As a communications market leader, we believe we are best positioned and set on a mission to lead the revolution from Voice over IP to Voice over AI. With the Over.ai talent and technology on board, we intend to make every conversation smarter,” said Omar Javaid, President of Vonage’s API Platform Group. “Leveraging these capabilities into our solutions will empower Vonage to drive exceptional customer experiences by providing a premiere service for every interaction; reducing wait times to zero; and resolving customer issues quickly and effectively using natural language conversation."

“At Over.ai, our technology was built on the belief that in order for organizations to meet the digital age with intelligence, humans and machines must learn to work together,” said Noam Fine, Co-founder & CEO of Over.ai. “We are excited to join Vonage at such an exciting time as they are disrupting the massive cloud communications market. Combining our AI technology with the award-winning OneVonage platform presents a tremendous opportunity to create new, amazing customer experiences.”

“Businesses already look to Vonage for cloud contact center resources that enable their marketing and customer care professionals to introduce automated virtual agents with the skills required to resolve high-impact use cases,” explains Dan Miller, Lead Analyst at Opus Research. “Vonage’s acquisition of Over.ai augments Vonage’s Applications and API Platform solutions to support ‘Voice over AI’, a powerful paradigm that verifies the value of the voice channel and, in effect, redefines Interactive Voice Response.”

About Vonage

Vonage is redefining business communications, helping enterprises use fully-integrated unified communications, contact center and programmable communications solutions via APIs. True to our roots as a technology disruptor, we've embraced technology to transform businesses to collaborate more productively and engage their customers more effectively across all communications channels.

Vonage Holdings Corp. is headquartered in New Jersey, with offices throughout the United States, Europe, Israel, Australia and Asia. Vonage® is a registered trademark of Vonage Marketing LLC, owned by Vonage America Inc. To follow Vonage on Twitter, please visit www.twitter.com/vonage. To become a fan on Facebook, go to www.facebook.com/vonage. To subscribe on YouTube, visit www.youtube.com/vonage.

###

Media Contact: Jo Ann Tizzano, (732) 365-1363, joann.tizzano@vonage.com
Investor Contact: Hunter Blankenbaker, (732) 444-4926, hunter.blankenbaker@vonage.com
(vg-a)